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Exhibit 23.3

[Letterhead of Cawley Gillespie & Associates, Inc.]

Consent of Cawley Gillespie & Associates, Inc.

        We hereby consent to the use in this Registration Statement on Form S-1 of information contained in our reports for Stroud Energy, Inc. ("Stroud") dated as of December 31, 2005 and the inclusion of our evaluation summary letters for Stroud and Joint Resources, dated March 16, 2006 and March 28, 2006, respectively, appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ Cawley, Gillespie & Associates, Inc. Cawley, Gillespie & Associates, Inc. Petroleum Engineers
Fort Worth, Texas March 29, 2006

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  Exhibit 23.3
Consent of Cawley Gillespie & Associates, Inc.